Exhibit 10.27(a)
SCHEDULE IDENTIFYING AGREEMENTS SUBSTANTIALLY IDENTICAL TO THE FORM
OF CHANGE IN CONTROL AGREEMENT

In accordance with Instruction 2 to Item 601 of Regulation S-K, Kaman Corporation has omitted filing Change in Control Agreements with each of the executive officers listed below, which agreements are substantially identical in all material respects to the form of Change in Control Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2022, with the changes noted below:

Executive Officer	Applicability of Language for Executive that already has a Change in Control Agreement? (Y/N)	Multiple for purposes of Section 5.1(a)(i) and (ii)
Ian K. Walsh	Y	Three (3) times
Wilfredo R. Dilig	N	Two (2) times
Carroll K. Lane	N	Two (2) times
Megan A. Morgan	N	Two (2) times
Richard S. Smith, Jr.	N	Two (2) times
Kristen M. Samson	N	Two (2) times
Matthew K. Petterson	N	One and a half (1.5) times